Exhibit 10.18

NONQUALIFIED STOCK OPTION AGREEMENT

THIS AGREEMENT, effective as of                         , 201  , is made by and between Marinus Pharmaceuticals, Inc. (the “Company”), a Delaware corporation, and «Name» (the “Director”), a director of the Company.

Recitals:

WHEREAS, the Company has established the Marinus Pharmaceuticals, Inc. 2014 Equity Incentive Plan (the “Plan”), the terms of which are hereby incorporated by this reference and made a part of this Agreement; and

WHEREAS, the Committee (as hereinafter defined) has determined that it would be in the best interest of the Company to grant a stock option under the Plan, as provided for herein, to the Director as an incentive for increased efforts during the Director’s services the Company, subject to the execution and delivery by the Director of this Agreement;

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE 1
DEFINITIONS

Section 1.1 - Definitions

Whenever the following terms are used in this Agreement, they shall have the meanings specified below unless the context clearly indicates to the contrary.

“Act” shall mean the Federal Securities Act of 1933, as amended.

“Cause” shall have the meaning set forth in Section 5(f)(v)(D) of the Plan.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Committee” shall mean the Committee established in accordance with Section 1(a) of the Plan, if one has been appointed, or the Board of Directors of the Company if no Committee has been appointed.

“Common Stock” shall mean the $.001 par value Common Stock of the Company.

“Option” shall mean the nonqualified stock option to purchase Common Stock granted under this Agreement.

“Plan” shall mean the Marinus Pharmaceuticals, Inc. 2014 Equity Incentive Plan.

“Subsidiary” shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Termination of Service” shall mean such time as the Director shall cease to serve as a director of the Company (or in the case of Section 3.4, an acquiring or successor company, if applicable) for any reason.  The Committee, in its absolute discretion, shall determine all matters and questions relating to Termination of Service, including, but not limited to, whether a Termination of Service resulted from a termination for Cause.

ARTICLE 2
GRANT OF OPTION

Section 2.1 - Grant of Option

On the date hereof the Company grants to the Director the Option to purchase any part or all of a total of              shares of the Company’s Common Stock upon the terms and conditions set forth in this Agreement.  The Option shall be subject in all respects to the provisions of this Agreement and of the Plan.  The Option is not intended to be an incentive stock option under Section 422 of the Code.

Section 2.2 - Purchase Price

The purchase price of the shares of Common Stock covered by the Option shall be US$[          ] per share.

Section 2.3 - Adjustments in Option

The number of shares subject to issuance upon exercise of the Option and the purchase price thereof are subject to adjustment in accordance with Section 3(d) of the Plan.

ARTICLE 3
EXERCISABILITY OF OPTIONS

Section 3.1 - Vesting and Exercisability

(a)                                 Subject to the provisions of this Article 3, the Option shall vest and become exercisable as follows: (i) «First_Installment» shares shall vest and become exercisable on                     , 201   and (ii) the remaining «Balance» shares shall vest and become exercisable in ten consecutive monthly installments of «Installment_Shares» shares each on the last day of each month succeeding the grant date.

(b)                                 No portion of the Option that is not exercisable at the time of the Director’s Termination of Service shall thereafter become exercisable.

Section 3.2 - Duration of Exercisability

Upon vesting, the installments provided for in Section 3.1 shall be cumulative.  Each such installment that vests and becomes exercisable pursuant to Section 3.1 shall remain exercisable until it becomes unexercisable under Section 3.3.

Section 3.3 - Expiration of Option

The Option may not be exercised to any extent after the first to occur of the following:

(a)                                 the expiration of ten years from the date of grant;

(b)                                 the expiration of 90 days after the date of the Director’s Termination of Service unless such Termination of Service results from the Director’s (i) death, (ii) disability (within the meaning of Section 22(e)(3) of the Code), or (iii) Cause;

(c)                                  the expiration of one year from the date the Director’s Termination of Service by reason of the Director’s death or disability (within the meaning of Section 22(e)(3) of the Code); or

(d)                                 the date of the Director’s Termination of Service if the Termination of Service is for Cause.

Section 3.4 - Acceleration of Exercisability

If a Change of Control shall occur prior to the termination of the Option pursuant to Section 3.3 and the Option is not then vested in full, the Option will continue to vest in accordance with Section 3.1 until the earlier to occur of (a) twelve months after the closing of the Change of Control and (ii) a Termination of Service without Cause by the Company or the acquiring or successor entity, at which earlier time the entire unvested portion of the Option shall vest in full and become immediately exercisable, provided that the Director executes a release of claims in favor of the Company and/or the acquiring or successor entity and their respective affiliates, as the case may be.

ARTICLE 4
EXERCISE OF OPTION

Section 4.1 - Person Eligible to Exercise

During the lifetime of the Director, only the Director may exercise the Option or any portion thereof.  After the death of the Director, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 3.3, be exercised by the Director’s personal representative or by any person empowered to do so under the Director’s will or under the then applicable laws of descent and distribution.

Section 4.2 - Partial Exercise

Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 3.3; provided, however, that each partial exercise shall be for whole shares only.

Section 4.3 - Manner of Exercise

The Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary of the Company of all of the following prior to the time when the Option or such portion becomes unexercisable under Section 3.3:

(a)                                 Notice in writing signed by the Director or the other person then entitled to exercise the Option or any portion, stating that the Option or portion is thereby exercised, such notice complying with all applicable rules established by the Committee;

(b)                                 Full payment (in cash or by check) for the shares with respect to which the Option or portion is exercised;

(c)                                  A bona fide written representation and agreement in a form satisfactory to the Board, signed by the Director or other person then entitled to exercise the Option or portion, stating that the shares of stock are being acquired for the Director’s own account, for investment and without any present intention of distributing or reselling said shares or any of them except as may be permitted under the Act, and then applicable rules and regulations thereunder, and that the Director or other person then entitled to exercise the Option or portion will indemnify the Company against and hold it free and harmless from any loss, damage, expense or liability resulting to the Company if any sale or distribution of the shares by such person is contrary to the representation and agreement referred to above.  The Committee may, in its absolute discretion, take whatever additional action it deems appropriate to ensure the observance and performance of such representation and agreement and to effect compliance with the Act and any other federal or state securities laws or regulations.  Without limiting the generality of the foregoing, the Committee may require an opinion of counsel acceptable to it to the effect that any subsequent transfer of shares acquired on an Option exercise does not violate the Act, and may issue stop-transfer orders covering such shares.  Share certificates evidencing stock issued on exercise of the Option shall bear an appropriate legend referring to the provisions of this Section 4.3(c) and the agreements contained in this Agreement.  The written representation and agreement referred to in the first sentence of this Section 4.3(c) shall, however, not be required if the shares to be issued pursuant to such exercise have been registered under the Act, and such registration is then effective in respect of such shares;

(d) In the event the Option or portion shall be exercised pursuant to Section 4.1 by any person or persons other than the Director, appropriate proof of the right of such person or persons to exercise the Option.

Section 4.4 - Conditions to Issuance of Stock Certificates

The shares of Common Stock deliverable upon the exercise of the Option, or any portion thereof, may be either previously authorized but unissued shares or issued shares that have then been reacquired by the Company.  Such shares shall be fully paid and nonassessable.  The Company shall not be required to issue or deliver any certificate or certificates for shares of Common Stock purchased upon the exercise of the Option or portion thereof prior to fulfillment of all of the following conditions:

(a)                                 The admission of such shares to listing on all stock exchanges or stock markets on which such class of stock is then listed;

(b)                                 The completion of any registration or other qualification of such shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Committee shall, in its absolute discretion, deem necessary or advisable;

(c)                                  The obtaining of any approval or other clearance from any state or federal government agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable; and

(d)                                 The lapse of such reasonable period of time following the exercise of the Option as the Committee may from time to time establish for reasons of administrative convenience.

Section 4.5 - Rights as Stockholder

The holder of the Option shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any shares purchasable upon the exercise of any part of the Option unless and until such part of the Option is exercised in accordance with its terms.

ARTICLE 5
MISCELLANEOUS

Section 5.1 - Options Not Transferable

Neither the Option nor any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Director or any of the Director’s successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section 5.1 shall not prevent transfers by will or by the applicable laws of descent and distribution.

Section 5.2- Administration

The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules.  All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Director, the Company and all other interested persons.  No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Option.

Section 5.3 - Withholding

All amounts that, under federal, state or local law, are required to be withheld from the amount payable with respect to the Option shall be withheld by the Company.

Section 5.4 - No Right of Continued Service

Nothing in this Agreement or in the Plan shall confer upon the Director any right to continue as a director of the Company or shall interfere with or restrict in any way the rights of the Company, which are hereby expressly reserved, to terminate the service of the Director at any time for any reason whatsoever, with or without cause.

Section 5.5 - Notices

Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary, and any notice to be given to the Director shall be addressed to the Director at the address given beneath the Director’s signature hereto.  By a notice given pursuant to this Section 5.5, either party may hereafter designate a different address for notices to be given to such party.  Any notice that is required to be given to the Director shall, if the Director is then deceased, be given to the Director’s personal representative if such representative has previously informed the Company of such representative’s status and address by written notice under this Section 5.5.  Any notice shall have been deemed duly given when sent by regular U.S. mail (with postage prepaid) or by overnight courier (with charges prepaid).

Section 5.6 - Survival

Each provision of this Agreement that, by its terms, is intended to survive beyond the exercise of the Option shall continue in effect thereafter until such time as such term shall no longer apply.

Section 5.7 - Entire Agreement

This Agreement and the Plan set forth the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings between the parties regarding the Option.

Section 5.8 - Successors and Assigns

This Agreement shall inure to the successors and assigns of the parties; provided, however, that neither this Agreement nor any rights hereunder may be assigned by the Director, except to the extent expressly permitted herein.

Section 5.9 - Titles

Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

Section 5.10 - Counterparts; Electronic Transmission

This Agreement may be executed by the parties on separate counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same agreement.  A facsimile or electronic transmission of a scanned copy of a signed counterpart signature page hereto shall be deemed to be an originally executed copy for purposes of this Agreement.

(Signature page follows.)

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.

MARINUS PHARMACEUTICALS, INC.

By:

Title:

«Name»

Director’s Address:

Social Security Number: